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                                                                    EXHIBIT 99.1

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                               NATIONAL COMMERCE
                               -----------------
                                BANCORPORATION

                                                          FOR IMMEDIATE RELEASE:
                                                          ----------------------
                                                         Contact:   Eileen Sarro
                                                                  (919) 683-7642
                                                                              or
                                                            M. J. "Jekka" Ashman
                                                                  (901) 523-3525


                     NCBC EXECUTIVES TO SPEAK TO ANALYSTS
                Also Reaffirm Outlook for Earnings Expectations


MEMPHIS, Tennessee (January 19, 2001) --- Officials of National Commerce Bancorporation (Nasdaq: NCBC) announced today that President and Chief Executive Officer Ernest C. Roessler will address Salomon Smith Barney's Fourth Annual Financial Services Conference Wednesday, January 24, in New York City. The presentation and conference will be webcast by Salomon Smith Barney.

In anticipation of this conference and other analyst and investor meetings over the coming weeks, the Company also said it remains comfortable with October 18, 2000, IBES consensus earnings per share estimates for 2001 of $1.53.

Copies of the NCBC analyst presentation will be available on the Company's website at www.ncbccorp.com and from the Securities and Exchange Commission's EDGAR database at www.sec.gov.


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